Exhibit 99.1

FOR IMMEDIATE RELEASE
February 14, 2019

Peter Poli
Chief Financial Officer
877-260-2010
peter.poli@trackgrp.com

Track Group Reports 1st Quarter Fiscal 2019 Financial Results

Revenue Up 10%, Operating loss improves 82%, and Adjusted EBITDA Up 10%

NAPERVILLE, ILLINOIS – Track Group, Inc. (OTCQX: TRCK), a global leader in offender tracking and monitoring services, today announced financial results for its first quarter ended December 31, 2018 (the “First Quarter FY19”). The Company posted (i) revenue of $8.2M, an increase of 10% over the same period last year, (ii) an operating loss of only $0.1M compared to an operating loss of $0.3M in First Quarter FY18, (iii) adjusted EBITDA of $1.7M, up 10% compared to First Quarter FY18, and (iv) a cash balance at December 31, 2018 of $5.9M, representing an increase of 8% over September 30, 2018.

“We’re thrilled to report a strong start to fiscal 2019 with record highs in both revenue and gross profit in the first quarter,” said Derek Cassell, Track Group’s CEO. “With continued strengthening of our smartphone-based monitoring applications and launching of new customer relationships, we’re looking forward to an even better remainder of fiscal 2019.”

FINANCIAL HIGHLIGHTS

●
Record quarterly revenue of $8.2M in First Quarter FY19, up 10% over First Quarter FY18 of $7.5M.

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Record quarterly gross profit of $4.6M in First Quarter FY19, up 4% over First Quarter FY18 of $4.5M.

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Total operating expense for the First Quarter FY19 of $4.7M is down 2% versus First Quarter FY18’s $4.8M of operating expenses. The decline in quarterly operating expense when combined with a record quarterly gross profit led to a quarterly loss of only $57K, which is an improvement compared to $268K over the First Quarter FY18.

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Adjusted EBITDA in the First Quarter FY19 finished at $1.7M, up 10% compared to $1.6M for First Quarter FY2018.

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Consistent quarterly Adjusted EBITDA for the last five quarters.

o
Q1 of FY18 or 31 Dec 2017 Adj EBITDA = $1.6M
o
Q2 of FY18 or 31 March 2018 Adj EBITDA = $1.3M
o
Q3 of FY18 or 30 June 2018 Adj EBITDA =$1.2M
o
Q4 of FY18 or 30 Sept 2018 Adj EBITDA =$1.9M
o
Q1 of FY19 or 31 Dec 2018 Adj. EBITDA = $1.7M

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Cash balance of $5.9M for First Quarter FY19, up 234% compared to $1.8M for First Quarter FY18.

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Net loss attributable to shareholders in the First Quarter FY2019 was ($1.7M), an increase of 66% compared to First Quarter of FY18, but better than the Second and Third Quarters of FY18.

5thAvenue Station                          877.260.2010
200 E. 5thAvenue,Suite 100           trackgrp.com
Naperville, IL 60563

BUSINESS OUTLOOK

	Actual		Outlook
	FY 2017	FY 2018	FY 2019

Revenue:	$29.7M	$30.6M	$33-37M

Adjusted EBITDA Margin:	12.2%	19.2%	18-23%

About Track Group, Inc.
Track Group designs, manufactures, and markets location tracking devices; as well as develops and sells a variety of related software, services, accessories, networking solutions, and monitoring applications. The Company's products and services are designed to empower professionals in security, law enforcement, corrections and rehabilitation organizations worldwide with single-sourced offender management solutions that integrate reliable intervention technologies to support re-socialization and monitoring initiatives.

The company currently trades under the ticker symbol "TRCK" on the OTCQX exchange. For more information, visit www.trackgrp.com.

Forward-Looking Statements

Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "believe," "estimate," "expect," "forecast," "intend," "may," "plan," "project," "predict," "if", "should" and "will" and similar expressions as they relate to Track Group, Inc. and subsidiaries ("Track Group") are intended to identify such forward-looking statements. These statements are only predictions and reflect Track Group's current beliefs and expectations with respect to future events and are based on assumptions and subject to risks and uncertainties and subject to change at any time. Track Group may from time to time update these publicly announced projections, but it is not obligated to do so. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. For a discussion of such risks and uncertainties, see "Risk Factors" in Track Group's annual report on Form 10-K, its quarterly report on Form 10-Q, and its other reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. New risks emerge from time to time. Readers are cautioned not to place undue reliance on these forward- looking statements, which speak only as of the dates on which they are made.

Non-GAAP Financial Measures

This release includes financial measures defined as “non-GAAP financial measures” by the Securities and Exchange Commission including non-GAAP EBITDA. These measures may be different from non- GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. Reconciliations of these non-GAAP financial measures are based on the financial figures for the respective period.

Non-GAAP Adjusted EBITDA excludes items included but not limited to interest, taxes, depreciation, amortization, impairment charges, gains and losses, currency effects, one time charges or benefits that are not indicative of operations, charges to consolidate, integrate or consider recently acquired businesses, costs of closing facilities, stock based or other non-cash compensation or other stated cash and non-cash charges (the “Adjustments”).

The Company believes the non-GAAP measures provide useful information to both management and investors when factoring in the Adjustments. Specific disclosure regarding the Company’s financial results, including management’s analysis of results from operations and financial condition, are contained in the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2018, and other reports filed with the Securities and Exchange Commission. Investors are encouraged to carefully read and consider such disclosure and analysis contained in the Company’s Form 10-K and other reports, including the risk factors contained in such Form 10-K.

TRACK GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE  SHEETS

Assets	December 31, 2018 (unaudited)	September 30, 2018
Current assets:
Cash	$5,865,546	$5,446,557
Accounts receivable, net of allowance for doubtful accounts of $3,218,902 and $3,152,966, respectively	6,192,940	5,978,896
Note receivable, net of allowance for doubtful accounts of $234,733, respectively	-	-
Prepaid expense and other	1,337,300	1,270,043
Inventory, net of reserves of $26,934, respectively	154,408	277,119
Total current assets	13,550,194	12,972,615
Property and equipment, net of accumulated depreciation of $2,034,514 and $1,999,222, respectively	781,704	745,475
Monitoring equipment, net of accumulated amortization of $5,693,930 and $5,325,654, respectively	2,968,188	3,162,542
Intangible assets, net of accumulated amortization of $12,455,608 and $12,016,512, respectively	22,537,375	23,253,054
Goodwill	7,892,845	8,076,759
Other assets	124,237	145,839
Total assets	$47,854,543	$48,356,284

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$2,346,015	$2,518,030
Accrued liabilities	11,664,052	10,333,103
Current portion of long-term debt	30,437,810	30,437,810
Total current liabilities	44,447,877	43,288,943
Long-term debt, net of current portion	3,416,296	3,428,975
Total liabilities	47,864,173	46,717,918

Commitments and contingencies	-	-

Stockholders’ equity (deficit):
Common stock, $0.0001 par value: 30,000,000 shares authorized; 11,401,650 shares outstanding, respectively	1,140	1,140
Series A Convertible Preferred stock, $0.0001 par value: 1,200,000 shares authorized; 0 shares outstanding	-	-
Paid in capital	302,186,084	302,102,866
Accumulated deficit	(301,323,257)	(299,495,370)
Accumulated other comprehensive loss	(873,597)	(970,270)
Total equity (deficit)	(9,630)	1,638,366
Total liabilities and stockholders’ equity (deficit)	$47,854,543	$48,356,284

TRACK GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)

	Three Months Ended December 31,
	2018	2017
Revenue:
Monitoring and other related services	$8,060,328	$7,350,805
Product sales and other	151,207	139,889
Total revenue	8,211,535	7,490,694

Cost of revenue:
Monitoring, products and other related services	3,100,193	2,542,007
Depreciation & amortization included in cost of revenue	478,289	477,142
Total cost of revenue	3,578,482	3,019,149

Gross profit	4,633,053	4,471,545

Operating expense:
General & administrative	3,422,272	3,657,738
Selling & marketing	503,930	409,737
Research & development	248,865	163,946
Depreciation & amortization	514,981	564,740
Total operating expense	4,690,048	4,796,161

Loss from operations	(56,995)	(324,616)

Other income (expense):
Interest expense, net	(601,239)	(673,827)
Currency exchange rate loss	(932,677)	(55,072)
Other income/expense, net	-	10,924
Total other expense	(1,533,916)	(717,975)
Loss before income taxes	(1,590,911)	(1,042,591)
Income tax expense	144,007	-
Net loss attributable to common shareholders	(1,734,918)	(1,042,591)
Foreign currency translation adjustments	96,673	188,725
Comprehensive loss	$(1,638,245)	$(853,866)
Net loss per common share, basic and diluted	$(0.16)	$(0.10)
Weighted average common shares outstanding, basic and diluted	11,101,650	10,476,346

	Three Months ended December 31,
	2018	2017
Non-GAAP Adjusted EBITDA
Net loss attributable to common shareholders	$(1,735)	$(1,043)
Interest expense, net	601	674
Depreciation, amortization and impairment	993	1,042
Income tax (1)	144	-
Board compensation and stock-based compensation	158	788
Foreign exchange expense	933	55
Other non-cash charges (2)	624	51
Non-GAAP Adjusted EBITDA	$1,718	$1,567
Non-GAAP Adjusted EBITDA, % of revenue	20.9%	20.9%

	Three Months ended December 31,
	2018	2017
Non-GAAP EPS (In $000’s, except share data)
Net loss attributable to common shareholders	$(1,735)	$(1,043)
Interest expense, net	601	674
Depreciation, amortization and impairment	993	1,042
Income tax (1)	144	-
Board compensation and stock-based compensation	158	788
Foreign exchange expense	933	55
Other non-cash charges (2)	624	51
Non-GAAP net income to common shareholders	$1,718	$1,567
Weighted average common shares outstanding	11,101,650	10,476,346
Non-GAAP earnings per share	$0.15	$0.15

(1)
Currently, the Company has significant U.S. tax loss carryforwards that may be used to offset future taxable income, subject to IRS limitations. However, the Company is still subject to certain state commonwealth, and other foreign based taxes.
(2)
Other non-cash charges may include gains or losses, non-cash currency impacts and non-recurring accrual adjustments.